FILED
                                                                    JULY 7, 2000


                                   Exhibit 3.3
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                SICKBAY.COM, INC.

TO:  The Division of Corporations And
     Commercial Code
     State of Utah

     The UNDERSIGNED certify that:

     1. They are the President and the Secretary, of Sickbay.com, Inc., a Utah corporation (the "Corporation") respectively.

     2. Article I of the Corporation's Articles shall be and of Incorporation is hereby amended to read as follows;

          The name of the Corporation shall be "Sickbay Health Media, Inc."

     3. The amendment described in paragraph "2" above was adopted by the Corporation's stockholders at a Special Meeting of Stockholders held on June 12, 2000.

     4. The number of shares issued and outstanding and eligible to vote on the amendment described in paragraph "2" above on June 12, 2000, the record date, was 22,700,000 shares of Common Stock.

     5. Stockholders owning 18,000,000 shares of Common Stock voted in favor of the amendment described in paragraph "2" above,

     6. The shares which were voted in favor of all amendments represent a majority of the issued and outstanding shares of every class of the Corporation's stock entitled as of the date of such meeting to vote on this Amendment to the Certificate of Incorporation.

     7. The undersigned, Allen Motola, President of the Corporation, and Mark Basile, Secretary of the Corporation, each hold 9,000,000 of the said shares (18,000,000 in the aggregate) representing a majority of the shares issued and outstanding and they have, and do by their signatures hereunder confirm their, consent to this Amendment to the Articles of Incorporation.

Dated: June 12, 2000

                                              S/Allen Motola
                                              ----------------------------------
                                              Allen Motola
                                              President of the Corporation


                                              S/Mark Basile
                                              ----------------------------------
                                              Mark Basile
                                              Secretary of the Corporation